Exhibit 99.1

BARNWELL INDUSTRIES, INC.	P R E S S
R E L E A S E 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

Barnwell Announces Update on Contract Drilling Operations

HONOLULU, HAWAII, April 14, 2020 – Barnwell Industries, Inc. (“Barnwell” or the “Company”) (NYSE American: BRN) today announced that its wholly-owned contract water well drilling subsidiary has determined that a water well currently being drilled in Hawaii, in which the Company experienced a bottom hole drilling assembly failure, should be abandoned and a new well drilled as efforts to remove the items from the well have been unsuccessful.  The additional costs to be incurred due to this are currently estimated to range from $700,000 to $800,000.  The Company will recognize these additional costs in its second quarter ending March 31, 2020.

Safe Harbor for Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those described in “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended September 30, 2019 and subsequent filings with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All forward-looking statements contained in this press release are qualified by these cautionary statements and are made only as of the date of this press release. The Company does not undertake any obligation to update or revise these forward-looking statements except as required by law.